UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 29, 2006

OPSWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-32377	94-3340178
(Commission File Number)	(IRS Employer Identification No.)

599 N. Mathilda Avenue, Sunnyvale, CA	94085
(Address of principal executive offices)	(Zip Code)

(408) 744-7300
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.     RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On November 29, 2006, Opsware Inc. issued a press release announcing its results for its third fiscal quarter ended October 31, 2006. A copy of the press release is attached as Exhibit 99.01 to this report.

The information contained in this report and exhibit attached hereto are being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

In addition to the GAAP financial measures disclosed in the press release, the registrant included certain non-GAAP financial measures within the meaning of Regulation G related to its net income and net income per share. The registrant’s management believes that these non-GAAP better reflect their core operating results and thus are appropriate to enhance the overall understanding of past financial performance and also prospects for the future.  These adjustments are made with the intent of providing both management and investors a more complete understanding of the registrant’s underlying operational trends and our performance. The registrant’s management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. As used herein, “GAAP” refers to accounting principles generally accepted in the United States.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Exhibit Title
99.01	Press Release dated November 29, 2006 issued by Opsware Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 29, 2006	OPSWARE INC.

	By:	/s/ David F. Conte
David F. Conte Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
99.01	Press Release dated November 29, 2006 issued by Opsware Inc.